                                                                    EXHIBIT 10.4

Great Bay Power Corporation                                Original Sheet No. 1
First Revised Rate Schedule FERC No. 16

                 AMENDED AND RESTATED PURCHASED POWER AGREEMENT

                                     BETWEEN

                           GREAT BAY POWER CORPORATION

                                       AND

                               UNITIL POWER CORP.


      THIS AMENDED AND RESTATED PURCHASED POWER AGREEMENT ("Agreement") is made and entered into as of November 1, 2002, (the "Commencement Date") by and between Great Bay Power Corporation ("SELLER") and Unitil Power Corp. ("BUYER").

                                WITNESSETH THAT:

      WHEREAS, BUYER is a New Hampshire corporation, purchasing electric power and energy for resale to its affiliates in the State of New Hampshire; and

      WHEREAS, SELLER is a New Hampshire corporation involved in the purchase and sale of wholesale electricity; and

      WHEREAS, BUYER and SELLER are parties to a Purchased Power Agreement dated as of the 26th day of April, 1993 (the "Original Purchased Power Agreement"); and

      WHEREAS, BUYER and SELLER desire to amend and restate the Original Purchased Power Agreement on the terms and conditions set forth herein.

Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 2
First Revised Rate Schedule FERC No. 16

      NOW, THEREFORE, in consideration of the premises and of the mutual obligations and undertakings set forth herein, the parties agree as follows:

                                ARTICLE 1. TERM

      This Agreement shall become effective on the Commencement Date and shall expire at 12:00 midnight on October 31, 2010, unless extended or sooner terminated in accordance with the terms set forth herein. The applicable provisions of this Agreement shall continue in effect after the termination of this Agreement to the extent necessary to provide for final billing and billing adjustments, but all such billing and billing adjustments shall be made not later than twelve months following the termination of this Agreement. If information necessary to provide for any final billing or billing adjustment remains unavailable at the end of such twelve month period, such final billing or billing adjustments shall be made based on the good faith estimates of the parties.

                             ARTICLE 2. DEFINITIONS

      The following defined terms shall be used in this Agreement:

2.1 "Deflator(t)" shall refer to the final calculation of the Gross Domestic Product Implicit Price Deflator for the month prior to the first day of the period for which the price adjustment is being calculated, as such final Deflator is listed in the index published by the Bureau of Economic Analysis of the Department of Commerce (the "Index"). For example, if the price adjustment is being calculated for the one year period beginning November 1, 2003, the Deflator(t) would be the final Deflator for the month of October, 2003 published in the Index.

2.2 "Deflator(t-n)" shall refer to the final calculation of the Gross Domestic Product Implicit Price Deflator as listed in the Index published with respect to the month


                                      -2-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 3
First Revised Rate Schedule FERC No. 16

      which was n months before the month prior to the first day of the period for which the price adjustment is being calculated. For example, if the price adjustment is being calculated for the one year period beginning November 1, 2003, based on a comparison of Deflator(t) to the Deflator applicable on the same date 12 months earlier (that is, the Deflator applicable for November 1, 2002), the earlier Deflator would be expressed as Deflator (t-12) and that Deflator would be the final Deflator published for the month of October, 2002.

2.3 If the Index required to calculate a Deflator(t) or a Deflator (t-n) has not yet been published when a calculation is required, the parties shall use a good faith estimate of the applicable final Deflator and for such calculation and shall, promptly after the applicable final Deflator is published, make such adjustments as are necessary to reflect the actual final Deflator.

2.4 Capitalized terms used herein and not otherwise defined shall have the meanings given them in the New England Power Pool ("NEPOOL") Agreement dated September 1, 1971, as amended by the Restated NEPOOL Agreement filed with FERC on June 22, 1998, as finally approved by FERC and as further amended and restated from time to time (the "NEPOOL Agreement").

                           ARTICLE 3. POWER PURCHASE

3.1 Commencing on the Commencement Date, SELLER shall sell and BUYER shall purchase from SELLER 9.06 megawatthours ("MWh") per hour of firm energy and 9.06 megawatts ("MW") of capacity (currently referred to as ICAP). BUYER shall purchase such power at a purchase price of 5.034 cents per kilowatthour


                                      -3-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 4
First Revised Rate Schedule FERC No. 16

      ("kWh") of energy actually delivered to the Delivery Point pursuant to
      Article 4 below, as adjusted from time to time as set forth in Section 3.3 below (as adjusted, the "Purchase Price").

3.2 For purposes of this Agreement, "firm" shall mean that SELLER's obligation to sell and deliver the energy and capacity provided for in Section 3.1, above, shall be excused only to the extent that, and for the period during which, such performance is prevented by Force Majeure affecting SELLER, and that BUYER's obligation to purchase and pay for such energy and capacity shall be excused only to the extent that, and for the period during which, such performance is prevented by Force Majeure affecting BUYER.

3.3 On November 1st of each year commencing in 2003 and until and including 2009, the Purchase Price shall be increased by a percentage equal to the greater of (A) zero or (B) [((Deflator(t)/Deflator(t-12)) -1) x 100]% -4%.

3.4 By way of example, if (a) the Purchase Price on November 1, 2005 is 6.0 cents per kWh, (b) the Deflator(t) is 112 and (c) the Deflator(t-12) is 101, then the formula in 3.3 would be applied as follows:

      [(112/101 - 1) x 100%] - 4% = 6.89%

      6.0 cents per kWh increased by 6.89% = 6.41 cents per kWh

      Thus, 6.41 cents per kWh would be the Purchase Price for the period from November 1, 2005 through October 31, 2006.


                                      -4-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 5
First Revised Rate Schedule FERC No. 16

                      ARTICLE 4. TRANSMISSION AND DELIVERY

            Prior to the implementation of the Standard Market Design ("SMD") in NEPOOL, power purchased by BUYER from SELLER hereunder shall be delivered to BUYER at the NEPOOL PTF ("Delivery Point"), as defined in the NEPOOL Agreement. After the implementation of the SMD in NEPOOL, the Delivery Point shall be the load zone defined by ISO-New England, Inc. ("ISO-NE") that includes the Seabrook node. BUYER shall arrange for and assume all costs of transmission at and from the Delivery Point.

                        ARTICLE 5. EXTENSION OF PURCHASE

5.1 BUYER shall have the right and option, exercisable in its sole discretion, to extend its right to purchase power pursuant to this Agreement for up to an additional twelve (12) years commencing November 1, 2010. This option shall expire and be of no further force or effect unless BUYER gives written notice to SELLER that it has determined to exercise the option on or before November 1, 2005.

5.2 The purchase price for power purchased pursuant to an extension of this Agreement for the year commencing November 1, 2010 shall be a rate per kWh equal to 6.5 cents per kWh multiplied by (Deflator(t)/Deflator(t-216)), as adjusted from time to time as set forth in Section 5.3 below (as adjusted, the "Extension Purchase Price").

5.3 On November 1st of each year commencing in 2011 and until and including 2021, the Extension Purchase Price with the respect to the years through and including


                                      -5-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 6
First Revised Rate Schedule FERC No. 16

      2021, shall be increased by a percentage equal to the greater of (A) zero or (B) [(Deflator(t) /Deflator(t-12) - 1) x 100%].

                         ARTICLE 6. BILLING AND PAYMENT

6.1 Bills shall be rendered by SELLER as soon as practicable after the end of each calendar month during the term of this Agreement. Bills shall incorporate such information as is necessary or desirable to determine the accuracy of payments due for such month.

6.2 Bills may be based in whole or in part upon estimates. All payments shown to be due on any bill, subject to subsequent adjustments as may be necessary to correct for any errors in arithmetic, computation, meter readings, estimating (including without limitation estimates of the Index pursuant to Section 2.1), or otherwise, shall be due and payable not later than the Due Date, which shall be 15 days after the receipt of such bill by BUYER. Any subsequent adjustments shall be made in good faith and reflected in subsequent bills. All amounts due which remain unpaid after the Due Date, or if the amount of the bill is reasonably disputed, all amounts finally determined to be due and payable, and all amounts determined to be required to be returned to BUYER after the resolution of a dispute, shall bear interest at the annual rate of two percentage points over the "Base Rate" or comparable base lending rate then in effect at the main office of Fleet Bank, located in Boston, Massachusetts, or its successor bank, from the date such bill is rendered through the date of payment. A party may not dispute a bill unless such disputing party notifies the other party within two years of the date of the sending of the disputed bill.


                                      -6-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 7
First Revised Rate Schedule FERC No. 16

6.3 If any bill remains unpaid after the Due Date, except for amounts reasonably in dispute, and such bill remains unpaid for a period of 10 days after the Due Date, SELLER shall have the right to terminate this Agreement or to suspend delivery of power under this Agreement five days after BUYER receives notice of such termination or suspension, as the case may be, in accordance with Section 18.5, provided any such bill remains unpaid at the end of such five day period, unless, prior to the end of such five day period, BUYER provides SELLER with a reasonably detailed written statement of its reasons for disputing the bill.

              ARTICLE 7. LIABILITY, INDEMNIFICATION, AND INSURANCE

7.1 Nothing in this Agreement shall create any duty, standard of care, or liability to, or any right in, any person not a party to it. Neither party shall be liable to the other party for any consequential or punitive damages.

7.2 Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party (the "Indemnified Party") (including its corporate parent, corporate subsidiaries, affiliates, agents, officers, directors, employees, successors, and assigns) from and against any damages or losses whatsoever, including but not limited to damages resulting from the willful misconduct or gross negligence of the Indemnifying Party, suffered by the Indemnified Party by reason of personal injury, death or damage to property directly or indirectly caused by, arising out of, sustained on, or in any way connected with the Indemnifying Party's use or operation of its own facilities in the performance of this Agreement, except that each party shall be solely responsible for, and shall bear all costs arising from, any such injury, death, or damage to third parties caused by or claimed to have been


                                      -7-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 8
First Revised Rate Schedule FERC No. 16

      caused by the actions of the applicable party's own employees or contractors covered by any workers' compensation law.

          ARTICLE 8. LAWS, REGULATIONS, ORDERS, APPROVALS, PERMITS AND
                               FEDERAL ENERGY TAX

8.1 This Agreement is made subject to all applicable present and future local, state, and federal laws and to the regulations or orders of any local, state, or federal regulatory authority having jurisdiction over the matters set forth herein, and performance hereunder is conditioned upon securing and retaining such local, state, and federal approvals, grants, or permits as may from time to time be necessary with respect to such performance. Both parties agree to use their respective best efforts to secure and retain all such approvals, grants, and permits including, but not limited to, acceptance for filing by the FERC of the rates provided for in this Agreement, provided that this requirement shall not create any obligation for BUYER to incur material costs. BUYER acknowledges that this Agreement is an arm's-length agreement and will support the FERC filing of SELLER.

8.2 SELLER and BUYER agree that if and to the extent that the United States imposes a so-called "Energy Tax" on SELLER, BUYER shall, in addition to the Purchase Price or the Extension Purchase Price, as the case may be, pay to SELLER the "Tax Reimbursement Amount," determined as described in the following sentence. The Tax Reimbursement Amount shall be that portion of SELLER's Energy Tax payment attributable to the kwh purchased by BUYER from SELLER during the applicable period of time, provided that if the rate at


                                      -8-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 9
First Revised Rate Schedule FERC No. 16

      which the Energy Tax is determined for any of natural gas, oil or coal during such period is less than the rate at which the Energy Tax is determined for SELLER, the lowest such rate for natural gas, oil or coal, as the case may be, shall be used to determine the Tax Reimbursement Amount for such period and SELLER shall bear sole responsibility for any additional tax liability. SELLER and BUYER shall, if and when the Energy Tax is implemented, establish by mutual agreement a reasonable methodology for determining what the Energy Tax rate is with respect to natural gas, oil or coal. SELLER shall include charges for the Tax Reimbursement Amount in its monthly billing under Section 6.1 above, subject to adjustment under Section 6.2 above.

                     ARTICLE 9. MATERIAL DEFAULT BY SELLER

      The following shall constitute events of Material Default by SELLER:

      (a) SELLER (i) files for or becomes subject to a proceeding under federal or state bankruptcy or insolvency law seeking the liquidation or reorganization of SELLER, or the readjustment of indebtedness of SELLER (unless such proceeding shall be dismissed within 90 days from the date it is instituted); (ii) files for or becomes subject to a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") and rejects this Agreement under the Bankruptcy Code: (iii) makes an assignment for the benefit of creditors, becomes insolvent, or is unable to pay its debts generally as they become due; (iv) consents to the appointment of any receiver, administrator, liquidator or trustee of its property or any receiver, administrator, liquidator or trustee shall


                                      -9-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 10
First Revised Rate Schedule FERC No. 16

            be appointed for SELLER or for all or any part of the property of SELLER; or (v) takes any action for the purpose of effecting any of the foregoing;

      (b) SELLER fails, for a period of 90 days from its receipt of written notice from BUYER to cure such failure, to perform a material obligation of this Agreement not otherwise specifically described in this Article 9; or

      (c) SELLER has failed for a period of 90 days from its receipt of written notice from BUYER to pay any amounts due and invoiced by BUYER under the terms of this Agreement, except for amounts SELLER is contesting in good faith.

      SELLER shall notify BUYER of the occurrence of any event of Material Default promptly upon SELLER's initiating or learning of the occurrence of such event; such notice shall be given by SELLER even if the event of Material Default can be cured or mitigated as described herein.

                  ARTICLE 10. TERMINATION FOR MATERIAL DEFAULT

      In the event of the occurrence of a Material Default described in Article 9 hereof which continues beyond the expiration of any cure periods provided for therein, BUYER shall have the right, but not the obligation, to terminate this Agreement upon written notice to SELLER, and to collect damages as and to the extent provided for in Article 11 hereof.

                       ARTICLE 11. MINIMUM COVER DAMAGES

11.1 Notwithstanding any other provisions of this Agreement, in the event of a Material Default as a result of which BUYER terminates this Agreement as


                                      -10-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 11
First Revised Rate Schedule FERC No. 16

      provided for in Article 10, BUYER shall be entitled to minimum cover damages ("Minimum Cover Damages"). Such Minimum Cover Damages shall be equal to the amount estimated to cover fully the difference (where positive) between the cost of replacement energy projected from the date of such Material Default through October 31, 2010, or through October 31, 2022 if BUYER has exercised its option under Article 5 prior to the date of such Material Default, and the price which BUYER would have paid for such energy hereunder if no such Material Default had occurred. Minimum Cover Damages shall be calculated using good faith estimates of the various escalation provisions hereof and taking into account the actual steps taken by BUYER to the date of such calculation to obtain replacement energy and BUYER's plans for the then-remaining portion of the period through October 31, 2010, or through October 31, 2022 if BUYER has exercised its option under Article 5 prior to the date of such Material Default. The amount determined to be due and payable hereunder as Minimum Cover Damages shall bear interest at the annual rate of two percentage points over the "Base Rate" or comparable base lending rate then in effect at the main office of Fleet Bank, located in Boston, Massachusetts, or its successor bank, from the date the applicable Event of Material Default occurs through the date of payment. Nothing herein shall excuse BUYER from taking all commercially reasonable steps to mitigate damages in accordance with the provisions of law.

11.2 To secure the obligations of SELLER to pay the Minimum Cover Damages, SELLER shall cause to be issued for the benefit of BUYER on or prior to the Commencement Date an irrevocable stand-by Letter of Credit which shall remain


                                      -11-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 12
First Revised Rate Schedule FERC No. 16

      in effect during the entirety of the term set forth in Article 1 hereof (the "Letter of Credit") in the amount of $2,500,000.00 (the "L/C Amount"), subject to the following:

      (a) The Letter of Credit shall be issued by a bank (the "Issuer") having senior unsecured debt securities rated ("Debt Rating") at least investment grade by Moody's Investors Services, Inc. ("Moody's") (currently Baa) or by Standard & Poors Corporation ("S&P") (currently BBB) ("Investment Grade") and having a net worth as shown on its most recent audited balance sheet of at least $500 million. The form of such Letter of Credit shall be reasonably acceptable to BUYER.

      (b) The obligation of SELLER to provide and have in effect the Letter of Credit described in this Section 11.2 shall be terminated in the event that SELLER (or an affiliate of SELLER that provides an unconditional and irrevocable guaranty of SELLER's obligations under this Agreement in favor of BUYER in form and substance reasonably acceptable to BUYER) has a Debt Rating of at least A3 by Moody's or A- by S&P ("Acceptable Quality"); provided that if such Debt Rating is subsequently terminated, reduced from or downgraded below Acceptable Quality, SELLER shall, within three business days of such termination, reduction, or downgrade, post and reinstate the Letter of Credit, in the amount and for the term described in this Section 11.2, and the obligation to maintain the Letter of Credit shall in all respects be governed by this Section 11.2.


                                      -12-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 13
First Revised Rate Schedule FERC No. 16

                              ARTICLE 12. REMEDIES

      Subject to the provisions of Article 9 hereof, upon either party's failure to perform any obligation of this Agreement, the other party, in addition to the rights described in specific sections of this Agreement, and except to the extent specifically limited by this Agreement, may exercise, at its election, any rights and claim and obtain any remedies it may have at law or in equity including, without limitation, compensation for monetary damages, injunctive relief and specific performance.

                             ARTICLE 13. ASSIGNMENT

      The rights and/or obligations of a party under this Agreement may not be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that an assignment of this Agreement by either BUYER or SELLER to a third party assignee which at the time of such assignment has senior unsecured debt securities having an Investment Grade rating, or whose obligations hereunder are unconditionally and irrevocably guaranteed by an affiliate of such third party assignee which at the time of such assignment has senior unsecured debt securities having an Investment Grade rating , shall not require the consent of the non-assigning party, so long as the third party assignee executes and delivers to the non-assigning party an instrument pursuant to which it assumes all of the obligations of the assigning party hereunder and demonstrates to the non-assigning party that it (or its affiliate guarantor) meets such Investment Grade requirements. Any such assignment to a third party assignee meeting the Investment Grade requirements of the previous sentence shall relieve the assigning party of any further obligations or liabilities hereunder upon


                                      -13-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 14
First Revised Rate Schedule FERC No. 16

consummation of such assignment in accordance with the requirements of the foregoing sentence.

                           ARTICLE 14. INTERPRETATION

      To the extent that state law is applicable, the interpretation and performance of this Agreement shall be in accordance with, and controlled by, the laws of the State of New Hampshire.

                           ARTICLE 15. FORCE MAJEURE

15.1 "Force Majeure" shall mean any cause beyond the reasonable control of, and without the fault or negligence of, the party claiming Force Majeure, including, without limitation, storm, flood, lightning, drought, earthquakes, hurricane, tornado, landslide, fire, epidemic, war, riot, sabotage, explosions, civil disturbance, labor dispute, act of God or the public enemy, action of a court, public authority or governmental entity, change in law, or inability to obtain necessary regulatory approvals. Notwithstanding the foregoing, none of the following shall constitute Force Majeure hereunder: (i) the inability of a party to obtain financing at any time or from time to time; (ii) the failure or inability of a party to realize a profit or avoid a loss attributable to the performance of its obligations or the exercise of its rights under this Agreement; (iii) the failure of SELLER to have entered into contracts for the purchase by SELLER of power and capacity for resale to BUYER hereunder or for the transmission of such power to the Delivery Point; or (iv) the failure or inability of BUYER to use or resell the power and capacity made available to it at the Delivery Point by SELLER hereunder.


                                      -14-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 15
First Revised Rate Schedule FERC No. 16

15.2 A party shall be excused from performing under this Agreement, to the extent and for the period that the party's inability to perform is caused by a Force Majeure, provided that the nonperforming party promptly gives the other party written notice describing the particulars of the Force Majeure, and that the nonperforming party shall exert its best efforts to resume performance hereunder within the earliest practicable time following any such Force Majeure. A Force Majeure shall not excuse the obligations of either party under the indemnification provisions of
      Section 7.3.

                     ARTICLE 16. SEVERABILITY OF PROVISIONS

      If any one or more provisions contained herein shall be finally determined by any court of competent jurisdiction to contravene, or be invalid under, any applicable provision of law, or shall at any time fail to be effective or operational for any reason other than a default under this Agreement, including without limitation disallowance or invalidation by any regulatory authority having jurisdiction over the matters contained in the Agreement, such contravention, invalidity, disallowance, or failure to be effective or operational shall not invalidate this entire Agreement, but such provision or provisions shall be severed from this Agreement, and the Agreement shall be construed as if not containing such provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly; provided, however, that no new obligation shall thereby be imposed on either party. The parties will negotiate in good faith to provide a substitute for such severed provision or provisions, but no such substitute shall be binding on either party unless set forth in a written document executed and delivered by each of


                                      -15-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 16
First Revised Rate Schedule FERC No. 16

the parties to this Agreement and filed with and accepted for filing by such regulatory authorities as have jurisdiction.

                            ARTICLE 17. MISCELLANEOUS

17.1 Each party shall execute and deliver to the other party any documents reasonably required to implement any provision hereof.

17.2 Any number of counterparts of this Agreement may be executed and each shall have the same force and effect as the original.

17.3 This Agreement may be modified only by an instrument in writing signed by duly authorized representatives of all of the parties hereto.

17.4 Delay or failure of either party to enforce all or part of any provision of this Agreement, or to require performance by the other party of all or part of any provision hereof, shall not be construed as a waiver of such provision, or any other provision, or affect the validity of this Agreement, any part hereof, or the right of either party thereafter to enforce each and every provision.

17.5 All written notices or requests (including without limitation bills rendered pursuant to Section 6.2) shall be deemed to have been given or made when delivered by mail, similar private carrier, telecopy, or other electronic means, to a party at the address shown below its name on the signature page hereto, or to such other address as may be hereafter designated in writing by such party to the other party.


                                      -16-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002

Great Bay Power Corporation                                Original Sheet No. 17
First Revised Rate Schedule FERC No. 16

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective authorized officers as of the date first written above.

UNITIL POWER CORP.                         GREAT BAY POWER CORPORATION


By:    /S/ David K. Foote                  By:   /S/ Anthony M. Callendrello

Name:  David K. Foote                      Name:   Anthony M. Callendrello

Title: President                           Title:  Vice President

Address:     6 Liberty Lane West          Address:      51 Dow Highway, Suite 7
             Hampton, NH 03842                          Eliot, ME 03903


                                      -17-
Issued by: Anthony M. Callendrello, Vice President   Effective: November 1, 2002
Issued on: July 31, 2002